Exhibit 10.9
EXECUTION COPY
FIRST AMENDMENT
TO SECOND LIEN CREDIT AND GUARANTY AGREEMENT
     THIS FIRST AMENDMENT TO SECOND LIEN CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of July 24, 2008 and is entered into by and among AZ CHEM US INC., a Delaware corporation (the “Borrower”), CAPITALSOURCE FINANCE LLC, as Administrative Agent (“Administrative Agent”), acting with the consent of the Requisite Lenders, GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Syndication Agent (together with its permitted successors and assigns in such capacity, “Syndication Agent”), for purposes of Section IV hereof, and the GUARANTORS listed on the signature pages hereto, and is made with reference to that certain SECOND LIEN CREDIT AND GUARANTY AGREEMENT dated as of February 28, 2007 (as amended through the date hereof, the “Credit Agreement”; as it may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms) by and among the Borrower, AZ CHEM US HOLDINGS INC., a Delaware corporation, the subsidiaries of U.S. Holdings named therein, the Lenders, the Administrative Agent, the Collateral Agent, the Syndication Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.
RECITALS
     WHEREAS, the Credit Parties have requested that Requisite Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and
     WHEREAS, subject to certain conditions, Requisite Lenders are willing to agree to such amendments relating to the Credit Agreement.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION I. AMENDMENTS TO CREDIT AGREEMENT
1.1	Amendments to Section 1: Definitions.
     (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
     “Contributions” means collectively, the Holdings Contributions and the Sponsor Contributions.
     “Dutch Auction” means each purchase by a Sponsor Affiliated Lender of Loans (each, a “Purchase”), subject to the following limitations:
     (i) such Sponsor Affiliated Lender will notify the Syndication Agent (each, a “Purchase Notice”) (and the

Syndication Agent will deliver such Purchase Notice to the Lenders) that such Sponsor Affiliated Lender wishes to make an offer to Purchase Loans extended to the Borrower in an aggregate amount for each such Class of Loans as is specified by such Sponsor Affiliated Lender (each, a “Purchase Amount”), subject to a range or maximum price to par for each such Class of Loans, as is specified by such Sponsor Affiliated Lender, at which range or price such Sponsor Affiliated Lender would consummate such Purchase (the “Offer Price”); provided that such Purchase Notice shall specify that each Lender proposing an Acceptable Price (as hereinafter defined) must submit such Acceptable Price within a five (5) hour time period specified in such Purchase Notice occurring on a date specified in such Purchase Notice, which date shall in no event be prior to the fifth (5th) Business Day from the date of such Purchase Notice;
     (ii) such Sponsor Affiliated Lender will allow each Lender holding the Class(es) of Loans subject to such Purchase Notice, within the period of time specified in such Purchase Notice to specify a price to par (the “Acceptable Price”) for a principal amount (subject to rounding requirements specified by the Syndication Agent) of such Class(es) of Loans at which such Lender is willing to permit such Purchase to occur (but in no event will the Acceptable Price be greater than the Offer Price for such Purchase as set forth in the applicable Purchase Notice);
     (iii) based on the Acceptable Prices and principal amounts of the Class(es) of Loans subject to such Purchase as specified by Lenders, the Syndication Agent in consultation with such Sponsor Affiliated Lender, will determine (a) the lowest Acceptable Price at which such Sponsor Affiliated Lender can complete such Purchase for the entire Purchase Amount for each such Class of Loans (the “Maximum Purchase Price”) and (b) the Acceptable Prices specified by each such Lender that are equal to or less than the Maximum Purchase Price for such Class of Loans (such Loans being referred to as “Qualifying Loans” and such Lenders being referred to as “Qualifying Lenders”);
     (iv) such Sponsor Affiliated Lender shall purchase the Qualifying Loans offered by the Qualifying Lenders at the Acceptable Prices specified by each such Qualifying Lender; provided that if the aggregate amount required to purchase the Qualifying Loans would exceed the Purchase Amount for such Class of Loans, (a) such Sponsor Affiliated Lender shall purchase Qualifying Loans of such Class with respect to which the Acceptable Price is equal to the Maximum Purchase Price for such

Class ratably based on the aggregate principal amounts of all such Qualifying Loans then held by each such Qualifying Lender of the same Class and (b) such Sponsor Affiliated Lender shall purchase Qualifying Loans of such Class with respect to which the Acceptable Price is less than the Maximum Purchase Price for such Class in full;
     (v) each such Purchase, to the extent not otherwise provided herein, shall be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Type of Loan, Interest Periods, and other notices by such Sponsor Affiliated Lender, and Lenders, and determination of Maximum Purchase Price) mutually acceptable to the Syndication Agent and the Borrower;
     (vi) the Sponsor Affiliated Lender shall not be permitted to submit a Purchase Notice to the Syndication Agent more frequently than once in any period of thirty (30) consecutive calendar days; and
     (vii) notwithstanding anything to the contrary contained herein, at any time prior to consummation of any Purchase, the Sponsor Affiliated Lender may, upon prior written notice to the Syndication Agent withdraw its offer to purchase the Loans that are the subject of such Purchase without consummating the same.
     “First Amendment” means that certain First Amendment to Second Lien Credit and Guaranty Agreement dated as of July ___, 2008, among the Borrower, U.S. Holdings, the Administrative Agent, the Syndication Agent and the financial institutions and the Guarantors listed on the signature pages thereto.
     “First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the First Amendment.
     “First Lien Contributions” means the First Lien Holdings Contribution and the First Lien Sponsor Contribution.
     “First Lien Dutch Auction” means “Dutch Auction” (as defined in the First Lien Credit Agreement, as amended by the First Lien Second Amendment (all capitalized terms used in this definition having the same meanings herein as set forth in the First Lien Credit Agreement)).

     “First Lien First Amendment” means that certain First Amendment to First Lien Credit Agreement (amending certain provisions of the First Lien Credit Agreement to accommodate a new pooling and cash management system to be provided to the European Borrower (as defined in First Lien Credit Agreement), and its Subsidiaries).
     “First Lien Holdings Contribution” means the contribution by Holdings of Loans acquired in connection with a First Lien Sponsor Purchase to Borrower (as defined in the First Lien Credit Agreement) (directly or through Subsidiaries of Holdings) in return for additional Equity Interests of the Borrower (and any other Subsidiary of Holdings through which the Term Loans are contributed).
     “First Lien Second Amendment” means that certain Second Amendment to First Lien Credit Agreement (amending the First Lien Credit Agreement to, among other things, permit the First Lien Sponsor Purchases and First Lien Contribution on terms substantially similar to the First Amendment).
     “First Lien Sponsor Contribution” means at any time on or after the date of a First Lien Sponsor Purchase, a Sponsor Affiliated Lender’s contribution of the First Lien Loans acquired in such First Lien Sponsor Purchase to Holdings (directly or through Subsidiaries of such Sponsor Affiliated Lender).
     “First Lien Sponsor Purchase” means the purchase pursuant to a First Lien Dutch Auction by a Sponsor Affiliated Lender of the Loans (each, as defined under the First Lien Credit Agreement) from lenders participating in a First Lien Dutch Auction in accordance with Section 10.6 of the First Lien Credit Agreement.
     “Holdings Contribution” means the contribution by Holdings of Loans acquired in connection with a Sponsor Purchase to Borrower (in each case, directly or through Subsidiaries of Holdings) in return for additional Equity Interests of U.S. Holdings and the contribution by U.S. Holdings of the Loans acquired in a Sponsor Purchase to Borrower (in each case, directly or through Subsidiaries of U.S. Holdings) in return for additional Equity Interests of Borrower.
     “Purchase Amount” as defined in the definition of “Dutch Auction”.

     “Purchase Notice” as defined in the definition of “Dutch Auction”.
     “Sponsor Affiliated Lender” means any Sponsor Fund or other entity holding capital with respect to which any Sponsor Fund, the Sponsor or an Affiliate of Sponsor is, directly or indirectly, an advisor or manager (or acts in a similar capacity) pursuant to any written agreement; provided such Person (a) executes and delivers to the Syndication Agent (and the Syndication Agent shall execute and deliver to such Person and the Lenders upon receipt thereof) a letter substantially in the form of Exhibit L hereto (a “Sponsor Letter”) on (i) with respect to a Sponsor Fund, the First Amendment Effective Date, (ii) with respect to purchases pursuant to a Dutch Auction, on the date of delivery of a Purchase Notice to the Syndication Agent or (iii) with respect to purchases from another Sponsor Affiliated Lender, on date of the Sponsor Purchase, and (b) together with each other Sponsor Affiliated Lender, holds no more than the Sponsor Purchase Cap Amount (or will hold no more than the Sponsor Purchase Cap Amount assuming the purchase of the maximum Purchase Amount contemplated by the Purchase Notice referred to in clause (a) of this definition).
     “Sponsor Contribution” means at any time on or after the date of a Sponsor Purchase, a Sponsor Affiliated Lender’s contribution of the Loans acquired in such Sponsor Purchase to Holdings (directly or through Subsidiaries of such Sponsor Affiliated Lender).
     “Sponsor Fund” means Rhone Partners III L.P., Rhone Offshore Partners III L.P. and Rhone Coinvestment III L.P.
     “Sponsor Letter” as defined in the definition of “Sponsor Affiliated Lender.”
     “Sponsor Purchase” means the purchase pursuant to a Dutch Auction by a Sponsor Affiliated Lender of Loans from Lenders participating in such Dutch Auction from time to time in accordance with Section 10.6 of the Credit Agreement; provided, that Sponsor Affiliated Lenders may make such purchases from other Sponsor Affiliated Lenders at any time.
     “Sponsor Purchase Cap Amount” means 30% of the aggregate principal amount of the Loans outstanding at any time.

     “Sponsor Sale” means the sale, assignment or transfer by a Sponsor Affiliated Lender of all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Loans owing to it, in accordance with Section 10.6.
     (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and replacing them with the following definitions:
     “Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereunder), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans; provided, that no Affiliate of Holdings or Sponsor shall be an Eligible Assignee (other than solely with respect to Loans purchased pursuant to a Dutch Auction, any Sponsor Affiliated Lender or (ii) in connection with any purchase of the Loans from an existing Sponsor Affiliated Lender).
1.2	Amendment to Section 2.7(b). Section 2.7(b) of the Credit Agreement is hereby amended by adding the following provision to the end thereof:
Information contained in the Register with respect to any entry relating to Loans held by any Sponsor Affiliated Lender shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice to the Administrative Agent.
1.3	Amendment to Section 2.24. Section 2.24 of the Credit Agreement is hereby amended by adding the following sentence to the end of such Section:
     The provisions of this Section 2.24 shall give effect to the voting provisions in each Sponsor Letter.
1.4	New Section 2.25. Section 2 of the Credit Agreement is hereby amended by adding the following as new Section 2.25 to the end thereof:
2.25 First Lien Amendments. Notwithstanding any provision in this Agreement or the other Credit Documents, subject to that certain First Lien Second Amendment becoming effective in accordance with its terms, (a) any Sponsor Affiliated Lender (as defined in the First Lien Credit Agreement) may make First Lien Sponsor Purchases in accordance with the terms of the First Lien

Credit Agreement, as amended by the First Lien Second Amendment and (b) any Sponsor Affiliated Lender and Holdings may make any subsequent First Lien Contributions of such First Lien Sponsor Purchases, in each case in accordance with the terms of the First Lien Credit Agreement, as amended by the First Lien Second Amendment, and the parties hereto hereby agree that any First Lien Contribution will not be a voluntary prepayment by the borrowers thereunder for any purpose under this Agreement and the other Credit Documents. The Lenders also acknowledge that pursuant to the First Lien First Amendment, certain new cash management obligations of the European Borrower and its Subsidiaries have been included as “Obligations”, “Obligations of the U.S. Borrower” and “Obligations of the European Borrower” under, and as defined in, the First Lien Credit Agreement, as amended by the First Lien First Amendment, the documents related thereto and the Intercreditor Agreement (it being acknowledged that the Requisite Lenders’ consent to the First Lien First Amendment is not required pursuant to the terms of the Credit Documents).
1.1	New Section 2.26. Section 2 of the Credit Agreement is hereby amended by adding the following as new Section 2.26 to the end thereof:
“2.26 Sponsor Purchases and Contributions. Notwithstanding any provision in this Agreement or the other Credit Documents, (a) (i) promptly following each Sponsor Purchase by a Sponsor Affiliated Lender, at least 35% of the principal amount of Loans subject to such Sponsor Purchase shall be contributed by the applicable Sponsor Affiliated Lender (directly or through Subsidiaries of such Sponsor Affiliated Lender) to Holdings (and further contributed by Holdings directly or indirectly to the Borrower) and (ii) concurrently with such Contributions or at any time thereafter, all or a portion of the remainder of such Loans subject to such Sponsor Purchase may, at the discretion of the applicable Sponsor Affiliated Lender, be contributed by the applicable Sponsor Affiliated Lender (directly or through Subsidiaries of such Sponsor Affiliated Lender) to Holdings (and further contributed by Holdings directly or indirectly to the Borrower); provided that in each case, promptly following such Contributions, any Loans that are the subject of such Contributions shall be forgiven by Borrower, and shall be cancelled and no longer outstanding (and may not be resold by Borrower), for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document or (C) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document, (b) solely in connection with the making of such Contributions, Holdings and its Subsidiaries (and Subsidiaries of the applicable Sponsor Affiliated Lender in the case of an indirect Contribution) and International Paper Company (but only to the extent it participates in such Contribution), shall each be deemed to be an “Eligible Assignee” for all purposes of this Agreement and each other Credit Document, and (c) the parties hereto hereby agree that any Contribution will not be a voluntary prepayment by Borrower for any purpose under this Agreement and the other Credit Documents. Concurrently therewith, the Borrower shall notify the Administrative Agent of the amount of the Loans forgiven pursuant to the prior sentence and provide a description of the contributions by Holdings directly or indirectly to the Borrower.”
1.2	Amendment to Section 5.1. Section 5.1(c) of the Credit Agreement is hereby amended by adding the following parenthetical immediately after the words “Compliance Certificate” appearing therein:
     “(which Compliance Certificate shall also set forth the aggregate amount of Sponsor Purchases outstanding on the date of the applicable Compliance Certificate)”
1.3	Amendments to Section 9.5 of the Credit Agreement. Section 9.5 of the Credit Agreement is hereby amended by adding the following as a new clause (d):
     (d) Each Lender acknowledges that certain Affiliates of Holdings that have complied with the definition of “Sponsor Affiliated Lender” are Eligible Assignees hereunder and may purchase Loans hereunder from Lenders from time to time in an aggregate amount not to exceed the Sponsor Purchase Cap Amount, subject to the restrictions set forth in the definition of Eligible Assignees. Each Lender acknowledges that the Sponsor Affiliated Lenders currently may have, and later may come into possession of, information regarding the Loans or the Credit Parties hereunder that is not known to it and that may be material to a decision to enter into an assignment of such Loans hereunder (“Excluded Information”). Each Lender further acknowledges that the Excluded Information may not be available to the Administrative Agent, the Syndication Agent or the other Lenders hereunder. Notwithstanding anything to the contrary contained herein, the Administrative Agent may and, upon the direction of the Requisite Lenders, shall (i) exclude the Sponsor Affiliated

Lenders from receiving any document, instrument or other communication that such Sponsor Affiliated Lenders would otherwise have been entitled to receive under the terms of this Agreement in their capacities as Lenders (other than any document, instrument or communication received by the Sponsor Affiliated Lenders directly from Borrower) and (ii) preclude the Sponsor Affiliated Lenders from attending meetings of the Lenders (including with respect to the exercise of rights and remedies under any Credit Document).
     (e) In connection with each Sponsor Sale, the applicable Sponsor Affiliated Lender represents and warrants as of the date of a Sponsor Sale, that such Sponsor Affiliated Lender does not have any material non-public information (“MNPI”) with respect to Holdings, Borrower or any of their respective Subsidiaries or securities that either (i) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to Holdings, Borrower or any of their respective Subsidiaries or securities) prior to such time or (ii) if not disclosed to the Lenders, could reasonably be expected to have a material adverse effect upon, or otherwise be material to, a Lender’s decision to purchase Loans from such Sponsor Affiliated Lender.
1.4	Amendment to Exhibits. The Credit Agreement is hereby amended by adding a new “Exhibit L” thereto as set forth in Annex I attached hereto.

1.5	Amendment to Assignment Agreement. The Assignment Agreement is hereby amended by adding the following provision to the end of Annex I thereof:
     [To be included in the Assignment only in the case of an assignment by or to a Sponsor Affiliated Lender: Each of the Assignor and Assignee acknowledges that (i) the other party currently may have, and later may come into possession of, information regarding the Assigned Interest or the Credit Parties that is not known to it and that may be material to a decision to enter into this Assignment (“Excluded Information”), (ii) it has determined to enter into this Assignment notwithstanding its lack of knowledge of the Excluded Information, and (iii) the other party shall have no liability to it, and it hereby to the extent permitted by law waives and releases any claims it may have against the other party, with respect to the nondisclosure of the Excluded Information; provided that the Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of such party in this Assignment. Each of Assignor and Assignee further acknowledges that the Excluded Information may not be available to the Administrative Agent, the Syndication Agent or the other Lenders party to the Credit Agreement.] [To be included in the Assignment only in the case of each Sponsor Sale: The Assignor hereby represents and warrants as of the Effective Date, that the Assignor does not have any material non-public information (“MNPI”) with respect to Holdings, Borrower or any of their respective Subsidiaries or securities that either (i) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to Holdings, Borrower or any of their respective Subsidiaries or securities) prior to such time or (ii) if not disclosed to the Lenders, could reasonably be expected to have a material adverse effect upon, or otherwise be material to, a Lender’s decision to purchase Loans from such Sponsor Affiliated Lender.
SECTION II. CONDITIONS TO EFFECTIVENESS
     This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent:
     A. Execution. The Administrative Agent and the Syndication Agent shall have received (i) a counterpart signature page of this Amendment duly executed by each of the Credit Parties and the Syndication Agent and (ii) the consent and authorization from the Requisite Lenders to execute this Amendment on their behalf.
     B. Expenses. The Administrative Agent and the Syndication Agent shall have received, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Credit Document.
     C. Amendment to First Lien Credit Agreement. The First Lien Credit Agreement shall have been amended in accordance with its terms to permit Sponsor Purchases and any related Contributions and the First Lien Sponsor Purchases and any related First Lien Contributions on substantially the same terms as described herein and the Administrative Agent and the Syndication Agent shall have received a fully executed copy of such amendment.
     D. Sponsor Letter. The Administrative Agent and the Syndication Agent shall have received a letter substantially in the form of Annex I hereto executed by each of the Sponsor Funds.
     E. Necessary Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.
     F. Other Documents. The Administrative Agent, the Syndication Agent and Lenders shall have received such other documents, information or agreements regarding Credit Parties as the Administrative Agent or the Syndication Agent may reasonably request.
SECTION III. REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:
     A. Corporate Power and Authority. Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.
     B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
     C. No Conflict. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of U.S. Holdings, the Borrower or any Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of the Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.
     D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by the Borrower and U.S. Holdings of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.
     E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.
SECTION IV. ACKNOWLEDGMENT AND CONSENT
     Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which it is a party (in each case as such terms are defined in the applicable Credit Document).
     Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.
SECTION V. MISCELLANEOUS
     A. Reference to and Effect on the Credit Agreement and the Other Credit Documents.
     (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.
     B. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
     E. Waiver. The Borrower and each other Credit Party hereby waive, release, remise and forever discharge Administrative Agent, Lenders and each other Indemnitee from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which the Borrower or any other Credit Party ever had, now has or might hereafter have against Administrative Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Administrative Agent, Lenders or any other Indemnitee on or prior to the date hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	AZ CHEM US INC.
	By:	/s/ Gerald C. Marterer
		Name:	Gerald C. Marterer
		Title:	President/CEO

GUARANTORS:	AZ CHEM US HOLDINGS INC.
	By:	/s/ Gerald C. Marterer
		Name:	Gerald C. Marterer
		Title:	President/CEO

ARIZONA CHEMICAL COMPANY, LLC
	By:	/s/ Gerald C. Marterer
		Name:	Gerald C. Marterer
		Title:	President/CEO

ARIZONA ARBORIS, INC.
	By:	/s/ Gerald C. Marterer
		Name:	Gerald C. Marterer
		Title:	President/CEO

CAPITALSOURCE FINANCE LLC, As Administrative Agent
By:	/s/ Christopher J. Blagg
	Name:	Christopher J. Blagg
	Title:	Associate General Counsel Healthcare and Specialty Finance

GOLDMAN SACHS CREDIT PARTNERS L.P., As Syndication Agent
By:	/s/ James V. Balcom
	Name:	James V. Balcom
	Title:	Authorized Signatory